Exhibit 1.01
Infinera Corporation
Conflict Minerals Report
For the Reporting Period January 1, 2014 to December 31, 2014

I.	Introduction
This is the Conflict Minerals Report of Infinera Corporation (“we,” “our,” “us,” or “Infinera”) prepared for calendar year 2014 (except for conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act for such definitions. The term “conflict minerals” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives (“3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively, the “Covered Countries”).
In accordance with Rule 13p-1, we undertook efforts to determine whether the necessary conflict minerals in our products were or were not “DRC conflict-free.” We designed our efforts in conformity, with the internationally recognized due diligence framework provided by the Organisation for Economic Co-Operation and Development (“OECD”). Specifically, this is based on and designed to comply with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (“OECD Guidance”).

II.	Company and Product Overview
We provide optical transport networking equipment, software and services to Tier 1 and Tier 2 telecommunications service providers, Internet content providers, cable operators, wholesale and enterprise carriers, research and education institutions, and government entities (collectively, “Service Providers”) across the globe. Optical transport networks are deployed by Service Providers facing significant demands for transmission capacity prompted by increased use of high-speed Internet access, mobile broadband, high-definition video streaming services, business Ethernet services and cloud-based services. We call our solution for Service Providers the Infinera Intelligent Transport Network.
Our products include the (i) DTN platform; (ii) DTN-X platform; (iii) ATN platform; and (iv) Cloud Xpress platform. The DTN, DTN-X, ATN and Cloud Xpress platforms are built upon and connected to one another using an optical “line system,” which we refer to as the Infinera Line System, and collectively, which we refer to as the “Covered Products.” We have determined that our hardware products contain one or more conflict minerals and thus are within the scope of Rule 13p-1.

III.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Guidance, the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold, specifically as it relates to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risk in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of supply chain due diligence
Step 5:     Report on supply chain due diligence
We relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, and do not conduct purchasing activities directly in any of the Covered Countries.

IV.	Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of conflict minerals and to exercise due diligence in our supply chain in conformance with the OECD Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team - We have established a conflict minerals team that includes individuals from the appropriate business units and departments, including legal, finance, operations and procurement. The team was structured to ensure critical information, including our policies related to this subject matter, reached relevant employees and suppliers.

b.
Conflict minerals policy - We have adopted and published a policy establishing the expectations of our suppliers. The policy can be found on our website at http://www.infinera.com/company/social_responsibility/transparency_and_compliance-conflict_minerals_policy.html on the Corporate Social Responsibility webpage. It is periodically reviewed and will be updated, if necessary.

c.
Supplier engagement - We require our suppliers to fully disclose any materials found in components or products they supply to us that contain 3TG. In addition, we have incorporated requirements for compliance with conflict minerals disclosure into the periodic business reviews conducted with key suppliers. The periodic business reviews enable us to evaluate the performance and set goals for continuous improvement regarding supply chain issues including any issues related to conflict minerals.

d.
Company level grievance mechanism - As recommended by the OECD Guidance, we have established a grievance mechanism, which is set forth in our Conflict Minerals Policy. Reports can be made anonymously, and will be kept confidential to the fullest extent practicable and allowed by law.

e.	Records management - We will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.
Step 2: Identify and assess risk in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identified Direct Suppliers - We try to identify all direct, or first tier, suppliers who may provide components and materials that contain conflict minerals in the Covered Products during the calendar year 2014 reporting period. We rely on our direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to us - including sources of conflict minerals that are supplied to them by upstream suppliers.

b.
Conducted Reasonable Country of Origin Inquiry (“RCOI”) - We utilized the industry-developed Conflict Minerals Reporting Template (“CMRT”) to query our direct suppliers for conflict minerals information. We evaluated the responses from the CMRT submitted by our direct suppliers to determine our reporting obligation based on this RCOI.

c.
Completed additional follow-up - We reviewed the CMRT submissions to validate if they were complete and to identify any contradictions or inconsistencies. We also have worked with suppliers to secure updated responses where necessary.

d.
Identify smelters/processors - We collected a list of smelters/processors that are in our supply chain by utilizing the CMRT. We reconciled this list to the list of smelter facilities designated by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program. We have provided that list in this report.

Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:

a.	Designed and implemented a plan -We adopted and utilized the CMRT to monitor and mitigate supply chain risk.

b.
Verify smelters - As part of the risk mitigation process, we reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “conflict-free” by the CFSI Conflict-Free Smelter Program.

c.	Supplier outreach - We followed up with suppliers that did not initially respond to our requests to complete the CMRT and followed up with questions to explain contradictions and inconsistencies.

d.	Meet with management - Members of the conflict minerals team periodically report to senior management on program developments and progress.
Step 4: Carry out independent third-party audit of supply chain due diligence
We are relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from Covered Countries.
We are a member of the CFSI (INFI). As a member, we have supported the development of the Conflict-Free Smelter Program (“CFSP”) and have relied on the CFSP to determine the country of origin of conflict minerals in our products. The efforts to determine location of origin through the CFSI is described on the CFSI website at: http://www.conflictfreesourcing.org/. We remain supportive of industry-wide efforts to expand smelter certification.
Step 5: Report on supply chain due diligence
This report and our Form SD will be filed with the SEC and is publicly available on our website at www.infinera.com.

V.	Results of RCOI and Due Diligence
On the basis of the RCOI measures and other aspects of our due diligence program described above, we have determined that all the Covered Products as of December 31, 2014 are considered to be DRC conflict undeterminable. We have determined that either a portion of the conflict minerals used to manufacture the Covered Products originated from the Covered Countries and that in some cases we were unable to determine the origin of all the conflict minerals in our Covered Products. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit has not been conducted nor is it required for this reporting period.

VI.	Smelters or Refineries
We present in this report a list of smelters or refineries provided by those of our suppliers who completed the smelter list on the Template, to the extent reasonably determinable, and that may have provided conflict minerals in any of the Covered Products. This table below includes only facilities, to the extent known, that have been validated by the CFSI as facilities that are certified Conflict-Free or are listed in the Template as a “known smelters or refineries.” Smelters and refineries that are denoted with an asterisk (*) in the table below have received a “conflict free” designation from an independent third party audit program or are “active” smelters or refineries in pursuit of a “conflict free” designation as of May 20, 2015.

Metal	Smelter or Refiner Facility Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd. (*)
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. (*)
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção (*)
Gold	Argor-Heraeus SA (*)
Gold	Asahi Pretec Corporation (*)
Gold	Asaka Riken Co Ltd (*)
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. (*)
Gold	Aurubis AG (*)
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB (*)
Gold	C. Hafner GmbH + Co. KG (*)
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation (*)
Gold	Cendres + Métaux SA (*)
Gold	Chimet S.p.A. (*)
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco (*)
Gold	Dowa (*)
Gold	Eco-System Recycling Co., Ltd. (*)
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH (*)
Gold	Heraeus Ltd. Hong Kong (*)
Gold	Heraeus Precious Metals GmbH & Co. KG (*)
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co. Ltd

Metal	Smelter or Refiner Facility Name
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd. (*)
Gold	Istanbul Gold Refinery (*)
Gold	Japan Mint (*)
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc (*)
Gold	Johnson Matthey Ltd (*)
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant (*)
Gold	JSC Uralelectromed (*)
Gold	JX Nippon Mining & Metals Co., Ltd. (*)
Gold	Kazzinc Ltd (*)
Gold	Kennecott Utah Copper LLC (*)
Gold	Kojima Chemicals Co., Ltd (*)
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC (*)
Gold	L' azurde Company For Jewelry (*)
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc. (*)
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion (*)
Gold	Matsuda Sangyo Co., Ltd. (*)
Gold	Metalor Technologies (Hong Kong) Ltd (*)
Gold	Metalor Technologies (Singapore) Pte. Ltd. (*)
Gold	Metalor Technologies SA (*)
Gold	Metalor USA Refining Corporation (*)
Gold	Met-Mex Peñoles, S.A. (*)
Gold	Mitsubishi Materials Corporation (*)
Gold	Mitsui Mining and Smelting Co., Ltd. (*)
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª. (*)
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD (*)
Gold	Ohio Precious Metals, LLC (*)
Gold	Ohura Precious Metal Industry Co., Ltd (*)
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) (*)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA (*)
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk (*)
Gold	PX Précinox SA (*)
Gold	Rand Refinery (Pty) Ltd (*)
Gold	Republic Metals Corporation (*)
Gold	Royal Canadian Mint (*)

Metal	Smelter or Refiner Facility Name
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal (*)
Gold	SEMPSA Joyería Platería SA (*)
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd (*)
Gold	Sichuan Tianze Precious Metals Co., Ltd
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals (*)
Gold	Solar Applied Materials Technology Corp. (*)
Gold	Sumitomo Metal Mining Co., Ltd. (*)
Gold	Tanaka Kikinzoku Kogyo K.K. (*)
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd (*)
Gold	Tokuriki Honten Co., Ltd (*)
Gold	Tongling nonferrous Metals Group Co.,Ltd
Gold	Torecom (*)
Gold	Umicore Brasil Ltda (*)
Gold	Umicore Precious Metals Thailand (*)
Gold	Umicore SA Business Unit Precious Metals Refining (*)
Gold	United Precious Metal Refining, Inc. (*)
Gold	Valcambi SA (*)
Gold	Western Australian Mint trading as The Perth Mint (*)
Gold	YAMAMOTO PRECIOUS METAL CO., LTD. (*)
Gold	Yokohama Metal Co Ltd (*)
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation (*)
Gold	Zijin Mining Group Co. Ltd (*)
Tantalum	Changsha South Tantalum Niobium Co., Ltd. (*)
Tantalum	Conghua Tantalum and Niobium Smeltry (*)
Tantalum	Duoluoshan (*)
Tantalum	Exotech Inc. (*)
Tantalum	F&X Electro-Materials Ltd. (*)
Tantalum	Global Advanced Metals Aizu (*)
Tantalum	Global Advanced Metals Boyertown (*)
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. (*)
Tantalum	H.C. Starck Co., Ltd. (*)
Tantalum	H.C. Starck GmbH Goslar (*)
Tantalum	H.C. Starck GmbH Laufenburg (*)
Tantalum	H.C. Starck Hermsdorf GmbH (*)
Tantalum	H.C. Starck Inc. (*)
Tantalum	H.C. Starck Ltd. (*)
Tantalum	H.C. Starck Smelting GmbH & Co.KG (*)
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. (*)
Tantalum	Hi-Temp (*)

Metal	Smelter or Refiner Facility Name
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. (*)
Tantalum	Jiujiang Tanbre Co., Ltd. (*)
Tantalum	KEMET Blue Metals (*)
Tantalum	KEMET Blue Powder (*)
Tantalum	King-Tan Tantalum Industry Ltd (*)
Tantalum	LSM Brasil S.A. (*)
Tantalum	Metallurgical Products India (Pvt.) Ltd. (*)
Tantalum	Mineração Taboca S.A. (*)
Tantalum	Mitsui Mining & Smelting (*)
Tantalum	Molycorp Silmet A.S. (*)
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. (*)
Tantalum	Plansee SE Liezen (*)
Tantalum	Plansee SE Reutte (*)
Tantalum	QuantumClean (*)
Tantalum	RFH Tantalum Smeltry Co., Ltd (*)
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Solikamsk Magnesium Works OAO (*)
Tantalum	Taki Chemicals (*)
Tantalum	Telex (*)
Tantalum	Ulba (*)
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide (*)
Tin	Alpha (*)
Tin	China Rare Metal Materials Company (*)
Tin	China Tin Group Co., Ltd. (*)
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa (*)
Tin	CV Gita Pesona
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting (*)
Tin	Dowa (*)
Tin	EM Vinto (*)
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals (*)
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd. (*)
Tin	Gejiu Zi-Li
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA (*)
Tin	Malaysia Smelting Corporation (MSC) (*)

Metal	Smelter or Refiner Facility Name
Tin	Melt Metais e Ligas S/A (*)
Tin	Metallo Chimique (*)
Tin	Mineração Taboca S.A. (*)
Tin	Minsur (*)
Tin	Mitsubishi Materials Corporation (*)
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd. (*)
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OMSA (*)
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng (*)
Tin	PT Babel Inti Perkasa (*)
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya (*)
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry (*)
Tin	PT Belitung Industri Sejahtera (*)
Tin	PT BilliTin Makmur Lestari (*)
Tin	PT Bukit Timah (*)
Tin	PT DS Jaya Abadi (*)
Tin	PT Eunindo Usaha Mandiri (*)
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima (*)
Tin	PT Panca Mega Persada (*)
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama (*)
Tin	PT REFINED BANGKA TIN (*)
Tin	PT Sariwiguna Binasentosa (*)
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa (*)
Tin	PT Sumber Jaya Indah (*)
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah (*)
Tin	PT Timah (Persero), Tbk (*)
Tin	PT Tinindo Inter Nusa (*)
Tin	PT Yinchendo Mining Industry
Tin	Rui Da Hung (*)
Tin	Soft Metais, Ltda. (*)
Tin	Thaisarco (*)
Tin	White Solder Metalurgia e Mineração Ltda. (*)
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. (*)

Metal	Smelter or Refiner Facility Name
Tin	Yunnan Tin Company, Ltd. (*)
Tungsten	A.L.M.T. Corp. (*)
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. (*)
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. (*)
Tungsten	Dayu Weiliang Tungsten Co., Ltd. (*)
Tungsten	Fujian Jinxin Tungsten Co., Ltd. (*)
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. (*)
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. (*)
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. (*)
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. (*)
Tungsten	Global Tungsten & Powders Corp. (*)
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. (*)
Tungsten	H.C. Starck GmbH (*)
Tungsten	H.C. Starck Smelting GmbH & Co.KG (*)
Tungsten	Hunan Chenzhou Mining Group Co., Ltd. (*)
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. (*)
Tungsten	Japan New Metals Co., Ltd. (*)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. (*)
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. (*)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. (*)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. (*)
Tungsten	Kennametal Fallon (*)
Tungsten	Kennametal Huntsville (*)
Tungsten	Malipo Haiyu Tungsten Co., Ltd. (*)
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC (*)
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. (*)
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd (*)
Tungsten	Wolfram Bergbau und Hütten AG (*)
Tungsten	Wolfram Company CJSC (*)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. (*)
Tungsten	Xiamen Tungsten Co., Ltd. (*)
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. (*)
Countries of origin of the conflict minerals these facilities process are believed to include:

Argentina, Australia, Bolivia, Brazil, Burundi, Canada, Chile, China, Columbia, Democratic Republic of Congo, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Kazakhstan, Korea, Laos, Malaysia, Mexico, Mozambique, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, South Africa, Spain, Switzerland, Thailand, United Kingdom, United States, Vietnam, Zimbabwe

VII.	Due Diligence Improvement Efforts
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to those above, we will undertake the following steps during the next reporting period:

•	Continue to collect responses from suppliers using the CMRT.

•
Continue to work directly with our suppliers to provide more complete responses as a number of suppliers have been unable to determine the origin of the 3TG or to determine whether they come from recycled or scrap sources.

•	Continue our membership in CFSI.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VIII.	Additional Information

The statements above are based on the RCOI process and due diligence performed in good faith by Infinera. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our status with respect to this report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, all instances of conflict minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2015, certification programs being not equally advanced for all industry segments and metals, continuing guidance regarding the SEC final rules, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries.